Exhibit 10.35
AMENDMENT NO. 1
TO
SUBORDINATION AGREEMENT
     This Amendment No. 1 (the “Amendment”) to Subordination Agreement, a copy of which is attached as Exhibit A hereto (the “Subordination Agreement”) entered into effective as of November 7, 2006 by and among Oculus Innovative Sciences, Inc., (“Debtor”), R. C. Burlingame (the “Creditor”) and Venture Lending & Leasing IV, Inc. (“VLL IV”) and Venture Lending & Leasing III, LLC, as successor in interest to Venture Lending & Leasing III, Inc. (“Lenders”, and together with Creditor and Debtor, the “Parties”) is made and entered into as of March 29, 2007, by and among the Parties.
RECITALS
     A. The Parties previously entered into the Subordination Agreement.
     B. The Parties each wishes to modify certain terms of the Subordination Agreement on the terms and subject to the conditions set forth in this Amendment.
     C. Concurrently herewith, Debtor, along with its affiliates, and VLL IV are entering into an amendment to that certain Supplement to Loan and Security Agreements entered into by and between VLL and Debtor on June 14, 2006 (the “VLL Agreements”).
     D. Concurrently herewith, Debtor, VLL IV and Creditor are entering into an amendment of the Non-Negotiable Secured Promissory Note made by Debtor to Creditor, dated November 7, 2006.
          NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations contained in this Amendment, and the Subordination Agreement, the Parties agree as follows:
     1. Definitions. Except as may be expressly provided in this Amendment, all capitalized terms used in this Amendment which are defined in the Agreement shall have meanings in this Amendment as in the Agreement.
     2. Deletion in Section 6. The words “in gross proceeds of at least $30,000,000” are hereby deleted from the last sentence of Section 6 of the Agreement.
     3. Addition to Section 7. The words “Except as expressly permitted under this Agreement, “ are hereby added at the beginning of the second sentence of Section 7 of the Agreement, which begins ”All of the Lender’s Obligations ...”, and the first letter of the word “All” in the same sentence is hereby changed to the lower case letter “a”.
     4. Conflict. In the event of any conflict between the provisions of this Amendment and the unamended provisions of the Agreement, the provisions of this Amendment shall prevail and the provisions of the Agreement shall be deemed modified by this Amendment as necessary to resolve such conflict.
     5. Effect of Amendment. Except as expressly amended by this Amendment and/or by the preceding sentence, the terms and provisions of the Agreement shall continue in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

DEBTOR:		CREDITOR:

Oculus Innovative Sciences, Inc.		R. C. Burlingame

By:	/s/ Jim Schutz	By:	R.C. Burlingame

Name:	Jim Schutz
Title:	VP & General Counsel

LENDOR:		LENDOR:

Venture Lending & Leasing IV, Inc.		Venture Lending & Leasing III, LLC

By:	/s/ Maurice Werdegar	By:	/s/ Maurice Werdegar

Name:	Maurice Werdegar	Name:	Maurice Werdegar
Title:	Vice President	Title:	Vice President

Exhibit A
Subordination Agreement